UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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Filed by a Party Other Than the Registrant ☐

Check the Appropriate Box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Pfizer Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Beginning on April 10, 2025, the following responses to questions related to Pfizer Inc.'s 2025 Annual Meeting of Shareholders may be posted to Pfizer Inc.'s corporate social media accounts. For questions on why receiving advertisement: You may be interested to learn more about Pfizer and its Annual Meeting of Shareholders, which will be held virtually on April 24, 2025. Click here to learn more: 2025 Annual Meeting Website For all other questions around process, including instructions for voting: Visit Pfizer’s Annual Meeting of Shareholders site to learn more about the Annual Meeting, including information, instructions and deadlines for voting, available here: 2025 Annual Meeting Website # # #